Exhibit 99.1

Momentus Launches First Demonstration Flight on SpaceX Falcon 9

First customer satellite orbited; more customer payloads

to be deployed and Vigoride spacecraft tested

SAN JOSE, Calif.--(BUSINESS WIRE)-- Momentus Inc. (NASDAQ: MNTS), a U.S. commercial space company that plans to offer transportation and other in-space infrastructure services, today announced that it has launched its first demonstration flight of the Vigoride orbital transfer vehicle to low-earth orbit aboard the SpaceX Transporter-5 mission. Momentus also announced that it has placed its first customer satellite in orbit and plans to conduct more deployments of customer payloads in the coming days.

The versatile Vigoride spacecraft, designed to support a range of transportation and in-space infrastructure services, is slated to perform a series of operations in space to test and demonstrate the performance of the vehicle and its subsystems. Under the company’s license from the Federal Communications Commission, the mission is scheduled to last up to 180 days. The mission will also feature the deployment of several customer satellites and the testing of hardware for another customer.

“Today’s launch was the culmination of months of work to conduct an extensive ground test campaign, ready the spacecraft, and obtain the necessary government licenses and approvals for our first flight of the Vigoride vehicle,” said Momentus Chief Executive Officer John Rood. “We’re excited to see our vision of providing transportation and space infrastructure services and being an early provider of these key services to the growing new space economy starting to be realized.”

A key part of the Vigoride vehicle is the Microwave Electrothermal Thruster (MET) which uses water as a propellant. The MET produces thrust by expelling extremely hot gases through a rocket nozzle. However, unlike a conventional chemical rocket engine, which creates heat through a chemical reaction, the MET heats propellant using solar microwave energy. Using the MET offers cost-effective, efficient, safe, and environmentally friendly propulsion to meet the demands for in-space transportation and infrastructure services.

“MET technology has been researched in academia since the 1980s, but we’re pioneers in bringing it to market,” said Rood. “Testing the MET on this first Vigoride flight is one of the important tasks that we plan to conduct as we continue to refine and improve its performance.”

On this first flight, Momentus welcomes FOSSA Systems and Orbit NTNU among its customers. FOSSA is deploying multiple picosatellites as part of a constellation to provide global and real-time Internet of Things (IoT) connectivity for industrial applications. Orbit NTNU will be using its payload, SelfieSat, to take a selfie from a satellite in space (the payload has an external screen, displaying pictures sent up by the public while a camera mounted on an arm photographs the screen with the Earth in the background.)

In addition to Vigoride, Momentus used a second port on the Falcon 9 to fly a third-party deployer from a trusted partner. Momentus used this deployer to place its first customer satellite from Bronco Space at the California State Polytechnic University at Pomona in orbit. Four other satellite payloads that are customers of the deployer system partner were also placed in orbit.

“Our journey to space was only made possible by our team’s dedication, focus, and considerable talent,” said Rood. “I’m proud of how Momentus employees responded to the many challenges we faced. It would have been easy to believe that our initial challenges were insurmountable, but the fact that Momentus didn’t quit speaks to an emerging culture that will be the true foundation of our success over time.”

Rood concluded by saying, “We’re looking forward to helping our customers meet their mission objectives, pushing our Vigoride through an in-space test campaign, and applying all that we learn to continually improve our service offerings as we strive to enable the new space economy to flourish.”

About Momentus

Momentus is a U.S. commercial space company that plans to offer in-space infrastructure services, including in-space transportation, hosted payloads and in-orbit services. Momentus believes it can make new ways of operating in space possible with its planned in-space transfer and service vehicles that will be powered by an innovative water plasma-based propulsion system that is under development.

Forward-Looking Statements

This press release contains certain statements which may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding Momentus or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, and are not guarantees of future performance. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Momentus’ control. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to risks and uncertainties included under the heading “Risk Factors” in the Annual Report on Form 10-K filed by the Company on March 9, 2022, as such factors may be updated from time to time in our other filings with the Securities and Exchange Commission (the “SEC”), accessible on the SEC’s website at www.sec.gov and the Investor Relations section of our website at investors.momentus.space. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts

Investors
Darryl Genovesi at investors@momentus.space

Media
Jessica Pieczonka at press@momentus.space